UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 20, 2005	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
105 Baylis Road Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)
(631) 777-8900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2005, the Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Comtech Telecommunications Corp. (the “Company”), approved fiscal 2005 bonus awards for the named executive officers (the “Named Executive Officers”) in the Company’s most recent Proxy Statement.

In the case of Fred Kornberg, the Company’s Chairman of the Board, Chief Executive Officer and President, the Committee awarded a total cash bonus of $1,935,346. In the case of Robert G. Rouse, the Company’s Executive Vice President and Chief Financial Officer, the Committee awarded a total cash bonus of $705,000. Both cash bonus awards were based, in part, on the discretionary authority of the Committee, as provided for in Messrs. Kornberg and Rouse’s respective employment agreements.

In addition, in accordance with the Company’s Incentive Compensation Plan for Subsidiary Presidents and Key Employees, the Committee approved fiscal 2006 performance measures and bonus goals for certain of the Named Executive Officers. The fiscal 2005 cash bonus amounts and fiscal 2006 bonus goals for these Named Executive Officers are based on a percentage of the relevant subsidiary’s pre-tax profits and the attainment of various performance measures, plus such additional amounts, if any, as the Committee or the Board may determine. These performance measures and bonus goals were developed by corporate senior management and submitted to the Committee for its consideration. The fiscal 2005 bonus awards and fiscal 2006 performance measures and related weightings for these Named Executive Officers are as set forth in the chart below:

	Fiscal 2005 Bonuses	Fiscal 2006 Performance Measures (1)
		Operating Profit	New Orders	Cash Flow	Personal Goals	Total
Robert McCollum	$615,000	25%	25%	25%	25%	100%
Richard L. Burt	352,895	25%	25%	25%	25%	100%
J. Preston Windus, Jr.	100,000	(2)	(2)	(2)	(2)	(2)

(1)

The fiscal 2006 targets associated with each performance measure are not disclosed in this report because these amounts are confidential business information, the disclosure of which could have an adverse effect on the Company. The percentages in the above table represent the percentage of the total cash bonus goal related to each performance measure. Except for personal goals, the percentage factor for each performance measure goal can be decreased or increased proportionally as a function of each goal achievement from a minimum of 70% up to a maximum of 150%. Achievement of less than 70% of any goal results in that percentage factor being reduced to zero. Performance measure goals exclude non-recurring items that were not considered in the business plan approved by the Board at the beginning of the fiscal year.

(2)	Mr. Windus intends to retire from the Company on or about December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated:	September 26, 2005
		By:	/s/ Robert G. Rouse

Name:	Robert G. Rouse
Title:	Executive Vice President

and Chief Financial Officer

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